EXHIBIT 99.6

I/N Tek
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and
Nippon Steel Corporation)

Financial Statements as of
September 30, 2020 and December 31, 2019
and for the nine months ended
September 30, 2020 and September 30, 2019

Financial Statements
I/N Tek
(A Partnership between Subsidiaries of ArcelorMittal USA LLC and Nippon Steel Corporation)

Unaudited Condensed Balance Sheets

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,738,795	$1,924,633
Receivables from related parties:
Due from AMUSA - IHE	44,540,869	50,253,269
Due from I/N Kote	784,045	361,027
Other current assets	658,045	538,962
Total current assets	47,721,754	53,077,891
Property, plant & equipment, at cost:
Property, plant & equipment	678,271,215	669,341,472
Less: accumulated depreciation	(576,129,316)	(569,629,541)
Total property, plant & equipment, net	102,141,899	99,711,931
Other assets:
Spares and repair parts	16,494,608	15,871,557
Other Assets	39,416	61,313
TOTAL ASSETS	$166,397,677	$168,722,692
LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$2,522,986	$3,303,549
Accrued interest	180,057	608,307
Payable to related parties:
AMUSA - Corporate	974,550	1,081,549
Nippon Steel	24,169	35,200
AMUSA Tek. Inc.	2,604,088	3,391,747
NS Tek. Inc.	1,736,058	2,261,164
Current portion of long term debt	25,955,100	18,562,624
Other accrued liabilities	13,478,700	14,080,087
Total current liabilities	47,475,708	43,324,227
Long-term liabilities:
Partner loans	—	19,688,407
Post retirement benefits	79,428,636	76,478,366
TOTAL LIABILITIES	126,904,344	139,491,000
Commitments and contingencies (See Note 4 and Note 8)
Partners’ equity (see Note 1):
Accumulated other comprehensive loss	(10,312,187)	(10,204,986)
Retained earnings, net of distributions	49,805,520	39,436,678
TOTAL EQUITY	39,493,333	29,231,692
TOTAL LIABILITIES AND EQUITY	$166,397,677	$168,722,692
The accompanying notes are an integral part of these unaudited condensed financial statements.

I/N Tek
(A Partnership between Subsidiaries of ArcelorMittal USA LLC and Nippon Steel Corporation)

Statements of Unaudited Operations and Comprehensive Income

	Nine Months Ended September 30,
	2020	2019
Tolling revenue	$108,342,570	$123,519,821

Operating costs and expenses:
Production expenses - excludes depreciation and amortization expense disclosed below	57,441,301	67,268,893
Depreciation and amortization expense	6,499,776	6,400,165
Interest expense to partners	457,254	909,609
Total expenses costs	64,398,331	74,578,667
Net income	$43,944,239	$48,941,154

Other Comprehensive income (loss):
Defined benefit plans:
Amortization of actuarial losses and prior service (credit)	$(107,201)	$(923,134)
Total other comprehensive loss	(107,201)	(923,134)
Comprehensive income	$43,837,038	$48,018,020
The accompanying notes are an integral part of these unaudited condensed financial statements.

I/N Tek
(A Partnership between Subsidiaries of ArcelorMittal USA LLC and Nippon Steel Corporation)

Statements of Unaudited Changes in Partners’ Equity

	Retained Earnings - Net of Distributions	Accumulated Other Comprehensive Loss	Total Partners’ Equity
Balance January 1, 2020	$39,436,676	$(10,204,986)	$29,231,690
Distributions to partners - return on investment	(33,575,395)	—	(33,575,395)
Net income	43,944,239	—	43,944,239
Other comprehensive loss	—	(107,201)	(107,201)
Balance - September 30, 2020	$49,805,520	$(10,312,187)	$39,493,333

	Retained Earnings - Net of Distributions	Accumulated Other Comprehensive Loss	Total Partners’ Equity
Balance January 1, 2019	$30,446,862	$(2,490,860)	$27,956,002
Distributions to partners - return on investment	(42,690,990)	—	(42,690,990)
Net income	48,941,154	—	48,941,154
Other comprehensive loss	—	(923,134)	(923,134)
Balance September 30, 2019	$36,697,026	$(3,413,994)	$33,283,032
The accompanying notes are an integral part of these unaudited condensed financial statements.

I/N Tek
(A Partnership between Subsidiaries of ArcelorMittal USA LLC and Nippon Steel Corporation)

Statements of Unaudited Cash Flows

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net Income	$43,944,239	$48,941,154
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,499,776	6,400,164
Changes in assets and liabilities:
Receivable from related parties	5,289,382	124,051
Other current assets	(119,083)	56,091
Other assets	(601,153)	(452,970)
Accounts payable	(351,228)	1,612,457
Payables to related parties	(118,030)	(31,823)
Accrued interest	(428,251)	(380,216)
Other accrued liabilities	2,348,883	1,668,645
Deferred employee benefits	(107,201)	(923,134)
Net cash provided by operating activities	56,357,334	57,014,419

Cash flows used in investing activities:
Capital expenditures	(9,359,079)	(8,480,926)
Net cash used in investing activities	(9,359,079)	(8,480,926)

Cash flows from financing activities:
Proceeds from capital loans from Partners	6,267,000	7,125,466
Principal payments on capital loans from Partners	(18,562,931)	(13,727,336)
Distributions to partners - AMUSA Tek, Inc. (see Note 1)	(20,932,897)	(25,266,052)
Distributions to partners - NS Tek, Inc. (see Note 1)	(13,955,265)	(16,844,035)
Net cash used in financing activities	(47,184,093)	(48,711,957)

Net decrease in cash & equivalents	(185,838)	(178,464)
Cash & equivalents - beginning of period	1,924,633	2,113,310
Cash & equivalents - end of period	$1,738,795	$1,934,846

Noncash investing and financing activities:
Capital expenditures included in accounts payable	$135,709	$765,240
Cash paid during the period for interest	$1,373,366	$1,530,769
The accompanying notes are an integral part of these unaudited condensed financial statements.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
General Description of the Partnership - I/N Tek (the “Partnership”), a Delaware limited partnership, is 60% owned by ArcelorMittal Tek, Inc. (“AMUSA Tek”), a wholly owned subsidiary of ArcelorMittal USA LLC (“AMUSA”), and 40% owned by NS Tek, Inc. (“NS Tek”), an indirect wholly owned subsidiary of Nippon Steel Corporation (NSC) (collectively, the “Partners”). The Partnership was formed for the purpose of constructing, owning, financing, and operating a continuous cold-rolling mill steel finishing facility to process hot band steel into cold-rolled steel for a tolling fee. The Partnership was formally commissioned on March 19, 1990. Funding was provided by the Partners and by a loan from Mitsui & Co., Ltd.; Mitsubishi Corporation; and Sojitz Corporation (the “Trading Companies”). The Partners provided capital to the Partnership in proportion to their ownership interest. Refer to Note 2.
Basis of Presentation - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires that management make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. There have been no material changes in our significant accounting policies and estimates from those disclosed in our annual report for the year ended December 31, 2019. The financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. All such adjustments are of a normal recurring nature.
2. ORGANIZATION OF THE PARTNERSHIP
On December 20, 2002, the Partners agreed to extend the term of the Partnership through December 31, 2021, and to amend and restate the Basic Agreement (“Basic Agreement”) in its entirety.
In accordance with the Basic Agreement, as amended, between AMUSA and NSC, dated July 21, 1987, AMUSA Tek and NS Tek were required to contribute to the Partnership $90 million and $60 million, respectively, for a total capital contribution of $150 million. In addition, the Partnership obtained a financing commitment of $381 million from the Trading Companies. In 1990, pursuant to the terms of the Basic Agreement, as amended, the Partners agreed to contribute $45 million in additional capital in proportion to their respective interests. The Partners were required to contribute $36 million to complete the Partnership facility and agreed to make the remaining $9 million commitment available for subsequent capital improvements. The $9 million commitment for capital improvements was fully satisfied in 1993. Additional capital improvement needs may be funded under a subordinated Partner Capital Expenditure Loan Agreement (see Note 3) or through the Tolling Agreement (see Note 4).
The Partnership operates as an independent entity under the control of a management committee (the “Management Committee”) comprising three representatives of AMUSA Tek and two representatives of NS Tek. Significant matters, as stipulated in the Partnership Agreement, require unanimous approval by the Management Committee. In accordance with the terms of the Tolling Agreement between AMUSA and the Partnership dated July 21, 1987, as amended, the Partnership processes steel for AMUSA, which pays a toll to the Partnership for this service. Pursuant to the Tolling Agreement, AMUSA generally has exclusive rights to the productive capacity of the Partnership. The Partnership is also a party to a tolling agreement with Nippon Steel Sales (“NS Sales”) with respect to unused capacity of the Partnership. NS Sales must obtain the prior approval of AMUSA in order to process steel under the Tolling Agreement (see Note 4 for further discussion of the tolling agreements).
The Partners have entered into several other agreements relating to services, personnel, and certain technologies provided by the Partners. These agreements are discussed further in Note 4.
3. CAPITAL LOANS FROM PARTNERS
On July 29, 1993, the Partnership entered into a loan arrangement with the Partners. The Partner Capital Expenditure Loan Agreement (“Capital Agreement”) provides the Partnership with the ability to obtain loans from the Partners to fulfill certain types of maintenance and capital expenditure needs. The

Partnership had Capital Agreement loans outstanding of $25,955,100 as of September 30, 2020 and $38,251,031 as of December 31, 2019. The Capital Agreement calls for semiannual payments commencing six months from the date of each draw under the Capital Agreement. The amount and maturity period of each draw is determined by recommendation of the Management Committee. The rate of each borrowing is 2% more than the average yield to maturity of the most recently issued five-year U.S. Treasury note (or shorter maturity note if the borrowing maturity is less than five years), readjusted every five years as necessary based upon the maturity of the note. If the Partnership fails to make timely payments under the Capital Agreement, upon demand by the Partners, it shall pay interest on the overdue amount from the due date to the date of actual payment at a rate of 2% per annum above the rate that would have been payable if the overdue amount had, during the period of nonpayment, constituted a draw under the Capital Agreement. Interest rates on borrowings under the Capital Agreement range from 2.15% to 4.78%.
The current and noncurrent portions of capital loans from Partners at September 30, 2020 and December 31 2019, is comprised of the following:

	September 30, 2020	December 31, 2019
Current portion of loans under capital agreements
AMUSA Tek	$15,573,060	$11,137,574
NS Tek	10,382,040	7,425,050
Total current portion of capital loans from Partners	$25,955,100	$18,562,624
Noncurrent loans under Capital Agreements:
AMUSA Tek	—	$11,813,044
NS Tek	—	7,875,363
Total noncurrent portion of capital loans from Partners	—	19,688,407
Total capital loans from Partners	$25,955,100	$38,251,031
The aggregate loans under capital agreements were settled as part of the I/N Post-Closing Agreement described in Note 9 Subsequent Events.
4. COMMITMENTS AND RELATED-PARTY TRANSACTIONS
In connection with its formation, the Partnership entered into a number of agreements with AMUSA, NSC, and the Partners, which have defined each party’s commitments with regard to the Partnership. The material aspects of certain significant agreements and the related commitments of the Partnership are discussed in the following paragraphs.
Service and Personnel Dispatch Agreements - To coordinate the operation and management of the Partnership, Service and Personnel Dispatch Agreements were entered into with the Partners’ parent companies. The Service Agreements provide for certain services to assist in operating the Partnership. The services are rendered at the request of the President of the Partnership, and compensation for such services is based upon actual costs incurred in rendering such services. The Personnel Dispatch Agreements with AMUSA and NSC call for each to furnish the Partnership with personnel to assist in the management and technical organization of the Partnership. Employees furnished to the Partnership are compensated based on a salary structure approved by AMUSA and NSC. The Partnership also pays benefits and relocation expenses for these employees. The costs incurred under these agreements were $348,860 and $345,127 for the nine months ended September 30, 2020 and 2019 respectively, and are included in production expenses in the statements of unaudited operations and comprehensive income.

ArcelorMittal USA LLC Tolling Agreement and NS Sales Tolling Agreement - The Partnership has entered into tolling agreements, as amended, with AMUSA and NS Sales, each of which sets forth certain rights and obligations of the parties thereto with regard to use of the production capabilities of the Partnership. NS Sales’ right to obtain processing services from the Partnership is limited to unused capacity, and approval must be obtained from AMUSA to exercise its right. No amounts were recorded under the NS Sales Tolling Agreement for the nine months ended September 30, 2020 and 2019.
Under the terms of the Tolling Agreement, as amended, the Partnership has agreed to sell processing services only to AMUSA or NS Sales. AMUSA is required to provide the Partnership with all hot band steel necessary to perform the processing and to pay a toll for all processing services. AMUSA retains title and risk to all hot band steel shipped to the Partnership for processing. The toll is computed monthly based upon a predetermined formula and totaled $108,342,570 and $123,519,821 for the nine months ended September 30, 2020 and 2019, respectively, and is reflected as toll revenue in the statements of unaudited operations and comprehensive income.
As defined in the Tolling Agreement, AMUSA is obligated to use a minimum amount of the production capabilities of the Partnership or be subject to a base loading fee (the “Base Loading Obligation”). The Base Loading Obligation for each semiannual computation period equals the difference between the tolling revenue, which would have been payable to the Partnership if the number of hours of processing services performed had equaled the minimum required hours as agreed to by the Partners, and the actual amount of processing hours utilized in the period. AMUSA met its Base Loading Obligation for the nine months ended September 30, 2020 and 2019.
Relationship to I/N Kote - During 1989, a second partnership, I/N Kote, was formed to construct, own, finance, and operate a facility to process hot-dipped galvanized and electrogalvanized steel. I/N Kote became fully operational on July 1, 1992. I/N Kote is owned equally by AMUSA - Kote Inc. (a subsidiary of AMUSA) and NS Kote, Inc. (an indirect wholly owned subsidiary of NSC). I/N Kote and the Partnership operate concurrently and adjacent to each other in New Carlisle, Indiana. AMUSA is the exclusive supplier of substrate to I/N Kote through various AMUSA locations, primarily AMUSA’s Indiana Harbor Works or through the Partnership. The Partnership shares its senior management and other personnel resources with I/N Kote. Salaried employees’ assignment to the appropriate company is determined by the Management Committee.
As of September 30, 2020 and December 31, 2019, receivables of $784,045 and $361,027, respectively, from I/N Kote relate primarily to utility charges paid by the Partnership on behalf of I/N Kote.
Progress Payments - The Partnership has entered into an agreement with AMUSA wherein AMUSA makes periodic progress payments for toll processing. The agreement requires the application of the progress payments toward toll activities. These periodic progress payments allow the Partnership to meet its operating cash needs and are reflected within the balance sheets in the net payable to or receivable from AMUSA. Progress payments include amounts for certain long-term assets, consisting of roll shop rolls and spares. The funding for these assets will be earned by the Partnership as the costs of the acquired assets are recognized in expense and recovered as tolling revenue under the Tolling Agreement. As of September 30, 2020 and December 31, 2019, the unamortized amount of toll-funded assets (included in Property, Plant, and Equipment in the balance sheets) was $24,344,899 and $23,667,678, respectively.
Receivable from AMUSA - Indiana Harbor East - As of September 30, 2020 and December 31, 2019, the Partnership has amounts due from AMUSA Indiana Harbor East representing the net of tolling revenue due, receivable for other postretirement benefits, progress payments made by AMUSA, and utility charges paid by AMUSA Indiana Harbor East on behalf of the Partnership. As of September 30, 2020 and December 31, 2019, the amount due from AMUSA Indiana Harbor East was $44,540,869 and $50,253,269, respectively.

5. RETIREMENT BENEFIT PLANS
The Partnership maintains a 401(k) plan for bargaining unit employees. The Partnership does not contribute to this plan. The Partnership provides defined benefit pension benefits to employees hired before November 2005 through the Partnership-sponsored pension plan administered by AMUSA (the “I/N Tek Plan”). Benefits under this sponsored plan are based on both services rendered while employed at the Partnership and any service rendered at affiliated companies prior to transfer of the Partnership. All the plan assets of the sponsored plan are held in the ArcelorMittal USA LLC Pension Trust (the “Trust Fund”). The Partnership’s actuarial method used in the determination of pension expense is the projected unit credit cost method.
Substantially all USW represented employees hired before June 23, 2016 are covered under postretirement life insurance and medical benefit plans that require deductible and premium payments from retirees. The postretirement life insurance benefits are primarily specific amounts for hourly employees. Most Medicare eligible participants participate in a Medicare Advantage Plan. The Company charges participants for a portion of the cost and pays a premium to a third-party insurer. Pre- Medicare retirees are covered under a self-insured plan. Employees hired after June 23, 2016 are not eligible for postretirement medical or life insurance benefits. In lieu of retiree medical coverage, these employees receive a 401(k) contribution of $0.50 per hour worked to a restricted Retiree Health Care Account.
The following are the components of defined benefit pension and other postretirement benefit plans costs (credits):

	Defined Benefit Pension Costs (Credits)		Other Postretirement Benefit Plans
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Service cost	$1,756,628	$1,437,371	$756,110	$686,697
Interest cost	2,261,319	2,564,452	1,177,801	1,431,263
Expected return on plan assets	(2,527,208)	(2,453,726)	—	—
Amortization:
Prior service costs (credits)	87,210	87,210	(1,010,344)	(1,010,344)
Net actuarial loss	815,933	—	—	—
Net periodic benefit cost	$2,393,882	$1,635,307	$923,567	$1,107,616
6. CONCENTRATION OF RISKS
As of September 30, 2020 and December 31, 2019, approximately 85% of the active workforce was represented by the USW. The existing labor contract between the USW and the Partnership was renewed effective September 1, 2018. This contract expires on September 1, 2022.
7. INCOME TAXES
The results of operations of the Partnership are included in the income tax returns of the Partners, and accordingly, no provision for income taxes is included in the accompanying financial statements.
8. CONTINGENCIES
The Partnership is involved in various legal proceedings, which are incidental to the ordinary course of its business. Management does not believe that the adverse determination of any such routine litigation, either individually or in the aggregate, will have a material adverse effect on the Partnership’s business, financial condition, results of operations, or cash flows.

9. SUBSEQUENT EVENTS
The Partnership has evaluated subsequent events through the date the financial statements were issued, February 8, 2021.
The Partnership’s business operations and financial condition may be materially and adversely affected as a result of any weakening end-use market demand for steel in the wake of the global coronavirus outbreak. Due to the significant uncertainties surrounding the potential impacts of the coronavirus outbreak, the extent of any potential negative impact to the Partnership’s operating results cannot be reasonably estimated.
On October 28, 2020, ArcelorMittal S.A., a company incorporated under the laws of the Grand Duchy of Luxembourg (“AM”) and Nippon Steel Corporation, a company incorporated under the laws of Japan (“NSC”) entered into the I/N Post-Closing Agreement (“Agreement”) whereby NSC elected to exercise its put options under Section 10(b) of the I/N Kote Basic Agreement and Section 10(b) of the Tek Basic Agreement and sell NS Kote’s 50% partnership interest in the Kote joint venture and the I/N Kote Partner Loans and NS Tek’s 40% partnership interest in the Tek joint venture and the I/N Tek Partner Loans to AM for a combined purchase price of $182,295,383.
On December 9, 2020, pursuant to the terms of an agreement, dated as of September 28, 2020 (the “Transaction Agreement”), by and between Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), and AM., AM sold to the Company substantially all of the operations of ArcelorMittal USA LLC, a Delaware limited liability company, and its subsidiaries AM USA. As contemplated by the terms of the Transaction Agreement, AM’s joint venture partner in the I/N Kote L.P. and I/N Tek L.P. joint ventures (collectively, the “I/N JVs”) exercised its put options pursuant to the terms of the I/N JVs’ joint venture agreements. As a result, the Company was required to purchase all of such joint venture partner’s interests in the I/N JVs for a transfer price of $182,295,383 . Following the closing of the transaction, the Company, through its subsidiaries, owns 100% of the interests in the I/N JVs.